UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2025 (May 7, 2025)

Date of Report (Date of earliest event reported)

One World Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56151	61-1744826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6605 Grand Montecito Parkway, Suite 100 Las Vegas, Nevada	89149
(Address of principal executive offices)	(Zip Code)

(800) 605-3201

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2025, One World Products, Inc., a Nevada corporation (the “Company”), entered into a CFO Consulting Agreement (the “Rowland Agreement”) with William (Bill) Rowland, ASHE, CSI, CPA, pursuant to which Mr. Rowland will serve as the Company’s Interim Chief Financial Officer effective July 1, 2025. The term of the Rowland Agreement shall extend for an as-yet undetermined period of time that is mutually agreeable to both the Company and Mr. Rowland, unless terminated by either party upon 30-days’ notice. Under the Rowland Agreement, Mr. Rowland is to be compensated at the rate of $200 per hour, payable in arrears.

The foregoing description of the Peterson Employment Agreement is qualified in its entirety by the full text of the Rowland Employment Agreement, which is filed as Exhibit 10.1 to, and incorporated by reference in, this Current Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer. On May 7, 2025, Todd Peterson resigned from his positions as Chief Financial Officer, Secretary and Treasurer of One World Products, Inc. (the “Company”), effective June 30, 2025.

On June 20, 2025, the Company entered into the Rowland Agreement with William (Bill) Rowland, ASHE, CSI, CPA, who is to become the Company’s Interim Chief Financial Officer effective July 1, 2025 (the “Rowland CFO Date”). Until the Rowland CFO Date, Mr. Rowland is to provide financial consulting services with respect to pending Company transactions and other financial matters.

William (Bill) Rowland is the principal consultant working as an independent contractor under W. P. Rowland Properties Corp (herein “WPRR”), (Arizona), also d/b/a “CDMone LLC,” which he formed in 1984 and is its sole owner. Over the past 10 years, Mr. Rowland has provided services as an independent “Manager and Consultant” were provided through contracts with WPRR. The Management and Consulting services work he performed varied from advisory services across multiple industries, to in charge roles in numerous project initiatives to expand or re-position businesses including these major client assignments. Mr. Rowland is an expert in financial management of diverse enterprises, using his expertise as a Certified Public Accountant, experience in Business Advisory Services and Financial Management bolstered by his deep understanding of accounting, insurance, legal contracts, real estate acquisition, due diligence, operation processes, cost estimating, risk analysis and management of complex initiatives. Mr. Rowland is a graduate of Indiana University (BS), a past member of the American Institute of Certified Public Accountants (CPA), American Society for Healthcare Engineering (ASHE), Construction Specifications Institute (CSI), held Building and Engineering construction licenses from California to North Carolina and served on the American Arbitration Association Construction Industry Panel.

In conjunction with Mr. Rowland’s appointment as Chief Financial Officer, the Company and Mr. Rowland entered into the Rowland Employment Agreement. In this regard, the information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	CFO Consulting Agreement dated June 20, 2025, between the Company and William (Bill) Rowland, d/b/a W.P. Rowland Properties Corp.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

One World Products, Inc.

Date: June 30, 2025.	By:	/s/ Isiah L. Thomas, III
Isiah L. Thomas, III
Chief Executive Officer